UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2019

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ☒                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Beyond Commerce, Inc. and SERVICE 800, Inc.

complete business combination

Item 1.01. Beyond Commerce, Inc. and Service 800, Inc Complete Business Combination

Las Vegas, NV ( March 4, 2019) – Beyond Commerce, Inc. (OTCQB: BYOC), (the “Company”), a global provider of B2B internet marketing analytics, technologies, and related services, is pleased to announce that it has completed its strategic plan with SERVICE 800, Inc. The two companies are preparing to deliver industry leading CX solutions and services to each other's clients and associates. This will expand and enrich the value each company offers its respective clients.

Beyond Commerce Chairman and CEO George Pursglove commented, "SERVICE 800 checks off all the boxes attributable to our future vision. It brings a roster of Fortune 500 clients and a global reach to service those clients. In addition, SERVICE 800 has been in business for over 30 years, has remarkable retention and a great team. We look forward to our future growth plans together."

SERVICE 800s' Jean Mork Bredeson, Founder and CEO, described the business combination with Beyond Commerce as "an outstanding opportunity to work with Beyond Commerce in their quest to build a leadership position in the global B2B customer experience (CX), internet marketing analytics, and technology services space. We believe there are tremendous possibilities for synergies and cross-selling opportunities between our two companies.”

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Exhibits
Exhibit No.	Description
99.1	Press Release Dated 3/4/2019
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
BEYOND COMMERCE, INC.

Date: March 4, 2019	By:	/s/ George D. Pursglove
George D. Pursglove, Chief Executive Officer and Director